EXHIBIT 3.2


                              AMENDED AND RESTATED
                              --------------------

                                     BY-LAWS
                                     -------

                                       of
                                       --

                          PRIMESOURCE HEALTHCARE, INC.
                          ----------------------------

                                    ARTICLE I
                                    ---------


                                  Stockholders
                                  ------------


     1.   ANNUAL MEETING The annual meeting of the stockholders shall be held on the 2nd  Tuesday  of  December  beginning  in 1982 in each year (or if that is a legal  holiday  in the  place  where  the  meeting  is to be  held,  on the next succeeding full business day) at 10:00 A. M. or at such other hour as shall have been  fixed by the Board of  Directors  or by the  President  and  stated in the notice of the meeting.  The purposes for which an annual  meeting is to be held,

in addition to those prescribed by law, by the Articles of  Organization,  or by these  By-laws,  may be specified by the Board of Directors or by the President.

If an annual meeting is not held in accordance with the foregoing provisions,  a special meeting may be held in place thereof with all the force and effect of an annual meeting.


     2.   SPECIAL MEETINGS Special meetings of the stockholders may be called by the Board of Directors or by the President.  Upon the written application of one or more  stockholders  who hold at least ten (10%) per cent of the capital stock entitled to vote at a meeting, special meetings shall be called by the Clerk, or in case,  of the death,  absence,  incapacity,  or refusal of the Clerk,  by any other  officer.  The call for each special  meeting shall state the date,  hour,

place, and the purposes of the meeting.

     3.   PLACE OF MEETINGS  All meetings of the  stockholders  shall be held at the principal  office of the  corporation  unless a different  place (within the

United States) is fixed by the Board of Directors or by the President and stated

in the notice of the meeting.


     4.   NOTICE OF MEETINGS   A  written  notice  of every  meeting, annual and

special, of the stockholders, stating the place, date, and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk, or by an Assistant Clerk, Secretary, or an Assistant Secretary, if there is one, or by the person calling the meeting,  at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder, who by law, by the

Articles of  Organization,  or by these  By-laws is entitled to such notice,  by leaving  such notice with him or at his  residence or usual place of business or by mailing it postage  prepaid and addressed to such  stockholder at his address as it appears upon the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice,  executed before or after the meeting by such stockholder or by his attorney thereunto  authorized,  is filed with the records of the meeting.


     5.   QUORUM  Stockholders representing a majority of the total voting power of all  stock  issued,  outstanding  and  entitled  to  vote  as a  class  shall constitute  a quorum for the  transaction  of  business  at all  meetings of the stockholders,  but in the absence of a quorum, any meeting may be adjourned from time to time, and the meeting may be held as adjourned  without  further notice;

except  that,  if two or more classes of stock are  outstanding  and entitled to vote as separate classes, then in the case of each class, a quorum shall consist of stockholders  for such class entitled to vote  representing a majority of the total voting power of all stock voting with such class issued and outstanding.

     6.   VOTING AND PROXIES   At  all  meetings  of  the  stockholders,   each

stockholder  entitled  to vote  shall  have one  vote  for  each  share of stock entitled to vote and a proportionate  vote for each fractional share entitled to vote held by him of record according to the records of the  corporation,  unless otherwise  provided  by law or by the  Articles  of  Organization.  Stockholders

entitled to vote may vote either in person or by written proxy which need not be sealed or  attested,  but which is dated not more  than six  months  before  the meeting named therein.  Proxies shall be filed with the Clerk of the meeting, or of any  adjournment  thereof,  before being voted.  Except as otherwise  limited therein,  proxies  shall  entitle  the  persons  named  therein  to  vote at any adjournment of such meeting,  but shall not be valid after the final adjournment of such  meeting.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation  receives a specific written notice to the contrary from any one of them.  A proxy  purporting  to be  executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise,

and the burden of proving invalidity shall rest on the challenger.


     7.   ACTION AT MEETING   When  a  quorum  is  present at any meeting of the

stockholders,  a majority of the stock  present or  represented  and voting on a matter  (or if  there  are two or more  classes  of  stock  entitled  to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that  class  present  or  represented  and  voting on a matter),

except where a larger vote is required by law, by the Articles of  Organization,

or by these By-laws, shall decide any matter to be voted on by the stockholders.

Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required  for  such  election  unless  requested  by a  stockholder  present  or represented at the meeting and entitled to vote in the election. The corporation shall not  directly  or  indirectly  vote any share of its stock,  nor shall any stock be voted if any  installment  of the  subscription  therefor has been duly demanded by the corporation and is overdue and unpaid.



     8.   ACTION WITHOUT MEETING   Any action to be taken by stockholders may be

taken  without a meeting  if all  stockholders  entitled  to vote on the  matter consent to the action by a writing  filed with the  records of the  meetings  of stockholders.  Such  consent  shall be treated  for all  purposes as a vote at a meeting.


                                   ARTICLE II
                                   ----------

                             The Board of Directors
                             ----------------------

     1.   POWERS  The business of the corporation shall be managed by a Board of

Directors  who may  exercise  all  the  powers  of the  corporation,  except  as otherwise provided by law, by the Articles of Organization, or by these By-laws.

In the event of a vacancy in the Board of Directors,  the  remaining  directors,

except as  otherwise  provided by law, may exercise the powers of the full Board until the vacancy is filled.


     2.   MEMBERSHIP AND ELECTION   The Board of Directors  shall  consist of at

least three members except that whenever there shall be only two stockholders it may consist of only two members and whenever there shall be only one stockholder it may consist of only one member.  The exact number shall be  determined at the first meeting of the  incorporators and thereafter at each annual meeting of the stockholders  (subject to change as provided in Section 4 of this  Article  II).

The incorporators shall elect the initial directors at their first meeting, and, thereafter, at each annual meeting of the stockholders the directors shall be elected  by such  stockholders  as have the  right to vote for the  election  of directors.  So long as shares of Series G Preferred Stock remain  outstanding at least two of the directors shall be designated Series G Directors (the "Series G

Directors")  in  accordance  with the  Articles  of  Organization.  The Series G

Directors  shall be elected only by the holders of a majority of the outstanding shares  of  Series G  Preferred  Stock of the  Company.  No  director  need be a stockholder.


     3.   VACANCIES   Except  as   otherwise   provided   in  the   Articles  of

Organization,  any vacancy in the Board of Directors,  however occurring, may be filled by the stockholders or, in the absence of stockholder  action, by vote of a majority of the directors then in office.


     4.   ENLARGEMENT OF THE BOARD     The  number  constituting  the  Board  of

Directors may be increased and one or more additional  directors  elected (i) at any special meeting of the stockholders,  (ii) by the Board of Directors by vote of a majority  of the  directors  then in office or (iii) if such  increase  has occurred  as a result of an Event of  Default  (as  defined in the  Articles  of

Organization),  by the holders of a majority of the outstanding shares of Series

G Preferred Stock of the Company.


     5.   TENURE         Except as otherwise provided by law, by the Articles of

Organization,  or by these By-laws,  directors  shall hold office until the next annual meeting of the  stockholders  and thereafter  until their  successors are chosen  and  qualified.  Any  director  may  resign by  delivering  his  written resignation  to the  corporation  at its principal  office or to the  President,

Clerk, or Treasurer. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.


     6.   REMOVAL  Except as otherwise provided in the Articles of Organization,

a director may be removed  from office (a) with or without  cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors,  provided that the directors of a class elected by a particular class of stockholders  may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.


     7.   MEETINGS  Regular  meetings of the Board of  Directors  may be held at such  places and at such times as the Board of  Directors  may from time to time determine.  A regular  meeting of the  directors  may be held  without a call or notice at the same place as the annual meeting of stock- holders, or the special meeting held in lieu thereof,  following such meeting of  stockholders.  Special meetings of the  directors may be held upon the oral or written call therefor by the President, Treasurer, or two or more directors,  designating the time, date,

and place thereof.


     8.   NOTICE OF MEETINGS Notice of the time, date, and place of all meetings of the Board of Directors shall be given to each director by the Secretary or an

Assistant Secretary, or, if there be no Secretary or Assistant Secretary, by the

Clerk or an Assistant Clerk, or, in case of the death, absence,  incapacity,  or refusal of such  persons,  by the  officer or one of the  directors  calling the meeting.  Notice  shall  be  given  to each  director  either  in  person  or by telephone,  or by  telegram  sent to his  business  or  home  address  at  least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting.

Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without  protesting  prior thereto or at its commencement of the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.


     9.   QUORUM     At any meeting of the Board of Directors, a majority of the directors  then in office  shall  constitute  a quorum.  Less than a quorum  may adjourn any meeting from time to time,  and the meeting may be held as adjourned without  further  notice.  One or more directors may participate in a meeting by means of a conference telephone or similar communications  equipment by means of which all persons  participating  in the meeting can hear each other at the same time.  Participation  in a meeting  pursuant  to the  foregoing  sentence  shall constitute presence in person at such meeting.


     10.  ACTION AT MEETING  At any meeting of the Board of Directors at which a quorum is present,  a majority of those present may take any action on behalf of the Board of Directors  except to the extent that a larger number is required by law, by the Articles of Organization, or by these By-laws.


     11.  ACTION WITHOUT MEETING     Any action by the Board of Directors may be

taken  without  a  meeting  if a written  consent  thereto  is signed by all the directors then in office and filed with the records of the meetings of the Board of Directors.  Such consent shall be treated as a vote of the Board of Directors for all purposes.

     12.  COMMITTEES    The Board of Directors may, by vote of a majority of the

Directors then in office,  elect from its number an Executive Committee or other committees  and may by like  vote  delegate  thereto  some or all of its  powers except those which by law, by the Articles of Organization,  or by these By-laws it is prohibited  from  delegating.  In no event shall the  following  powers be delegated by the Board of Directors to any committee established by it:


     1.   The power to change the principal office of the corporation;


     2.   The power to amend these By-laws;


     3.   The power to issue stock;


     4.   The power to establish  and  designate  series of stock and to fix and determine the relative rights and preferences of any series of stock;


     5.   The  power to elect  officers  required  by law,  by the  Articles  of

          Organization, or by these By-laws to be elected by the stockholders or the directors and the power to fill vacancies in any such offices;


     6.   The power to change the number of  members  constituting  the Board of

          Directors and the power to fill vacancies in the Board of Directors;


     7.   The power to remove  officers from office or directors  from the Board of Directors;

     8.   The power to authorize the payment of any dividend or  distribution to stockholders;


     9.   The power to  authorize  the  reacquisition  for value of stock of the corporation;


     10.  The power to  authorize a merger of the  corporation,  but only to the extent prohibited by applicable Massachusetts law.


Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business,  but, unless  otherwise  provided by the Board of Directors or in such rules, its business  (including the keeping of a record of its  meetings)  shall be  conducted  as nearly as may be in the same manner as is provided by these  By-laws  for the Board of  Directors.  Each such committee shall report its action to the Board of Directors,  which, except with respect to the  actions of the  Special  Committee  (as defined in Section 13 of this  Article  II) shall have the power to rescind  any action  taken,  provided however,  in the case of the Executive  Committee no such rescission  shall have retroactive effect.


     13.  SPECIAL COMMITTEE     In addition to the election of committees of the

Board of Directors  pursuant to Section 12 of this Article II,  immediately upon the  occurrence  of  an  Event  of  Default  (as  defined  in  the  Articles  of

Organization)  all of the Series G  Directors  at such time shall  constitute  a

Special  Committee of the Board of Directors  (the  "Special  Committee")  which shall, during the continuance of any Event of Default, and subject to Section 12 of this Article II, have exclusive authority to authorize, approve and take all actions necessary to consummate any Extraordinary Transaction (as defined in the

Articles of  Organization).  At such time as any and all Events of Default shall have been  cured,  if such Events of Default  are  capable of being  cured,  the exclusive  authority to authorize and approve  Extraordinary  Transactions shall revert to the Board of Directors,  subject to revesting in the Special Committee in the event of each and every recurrence of an Event of Default.



                                  ARTICLE III
                                  -----------

                                    Officers
                                    --------

     1.   REMUNERATION        The officers of the corporation shall consist of a

President, a Treasurer,  a Clerk, and such other officers,  including a Chairman of the Board, a General Manager, a Secretary, a Controller, and one or more Vice

Presidents, Assistant Treasurers, Assistant Clerks, and Assistant Secretaries as

the Board of Directors may determine.


     2.   ELECTION    The President, Treasurer and Clerk shall be elected by the

Board of Directors at any meeting of the Board of Directors.  Other officers may be chosen by the Board of Directors at any meeting of the Board of Directors.


     3.   QUALIFICATION No officer need be a stockholder,  and only the Chairman of the Board, if one be elected, need be a director. The President need not be a director.  Any two or more  offices  may be held by the same  person.  The Clerk shall be a resident  of  Massachusetts,  unless the  corporation  has a resident

Agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Board of Directors may determine.


     4.   TENURE         Except as otherwise provided by law, by the Articles of

Organization,  or by these By-laws, the President,  the Treasurer, the Clerk and all other  officers  shall hold office  until their  respective  successors  are chosen and qualified, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the  corporation  at  its  principal  office  or to  the  President,  Clerk,  or

Treasurer,  and such  resignation  shall be effective  upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5.   REMOVAL  The Board of Directors may remove any officer with or without cause,  provided that an officer may be removed for cause only after  reasonable notice and opportunity to be heard by the Board of Directors.


     6.   VACANCIES Any vacancy,  however arising,  in any office, may be filled by the Board of Directors.


     7.   CHAIRMAN OF THE BOARD, PRESIDENT, AND VICE PRESIDENTS  The Chairman of

the Board,  if elected,  shall preside at all meetings of the Board of Directors

(and of the  stockholders  if the President be absent or decline to preside) and shall  perform such other duties and have such other powers as may be designated from time to time by the Board of Directors.  The  President  shall be the chief executive  officer of the  corporation,  shall,  subject to the direction of the

Board of Directors,  have general supervision and control of the business of the corporation, shall preside at all meetings of the stockholders (and of the Board of Directors if no Chairman of the Board is elected, or if elected be absent or decline to preside), and shall perform such other duties and have such other powers as may be designated  from time to time by the Board of  Directors.  Each

Vice  President  shall  perform  such  duties  and have  such  powers  as may be designated from time to time by the Board of Directors.


     8.   TREASURER AND ASSISTANT TREASURERS The Treasurer shall, subject to the direction  of the Board of  Directors,  have  general  charge  of the  financial affairs of the  corporation and shall cause to be kept accurate books of account of the  affairs  of  the  corporation.  He  shall  have  custody  of all  funds,

securities,  and valuable  documents of the corporation,  except as the Board of

Directors may otherwise provide. In addition, he shall perform such other duties and have such other powers as may be  designated  from time to time by the Board of Directors.  Each Assistant  Treasurer shall perform such duties and have such powers as may be designated from time to time by the Board of Directors.



     9.   CLERK AND ASSISTANT CLERKS The Clerk shall attend and keep a record of all the meetings of stockholders.  In case a Secretary or an Assistant Secretary is not elected,  the Clerk shall attend and keep a record of all the meetings of the Board of Directors.  In addition,  the Clerk shall perform such other duties and have such other powers as may be  designated  from time to time by the Board of  Directors.  Each  Assistant  Clerk shall  perform  such duties and have such powers as may be designated from time to time by the Board of Directors.  In the absence of the Clerk from any meeting of the  stockholders,  an Assistant Clerk,

if  one is  elected,  otherwise  a  Temporary  Clerk  designated  by the  person presiding at the meeting, shall perform the duties of the Clerk at such meeting.

Unless a Transfer Agent is appointed,  the Clerk shall keep or cause to be kept,

at the principal office of the corporation in Massachusetts or at his office if in Massachusetts, or if his office is not in Massachusetts, at the office of the

Resident Agent, the stock and transfer records of the corporation,  in which are contained the names of all stockholders and the record address and the amount of stock held by each.


     10.  SECRETARY AND ASSISTANT SECRETARIES     If a Secretary is elected,  he

shall attend and keep a record of all the meetings of the Board of Directors. In addition,  he shall  perform such other duties and have such other powers as may be  designated  from  time to time by the  Board of  Directors.  Each  Assistant

Secretary  shall  perform such duties and have such powers as may be  designated from time to time by the Board of Directors. In the absence of the Secretary, an

Assistant  Secretary,  if one is  elected  and  present,  or the  Clerk if he is present,  or an  Assistant  Clerk if one is elected  and  present,  otherwise  a

Temporary Secretary designated by the person presiding at a meeting of the Board of Directors shall perform the duties of the Secretary at such meeting.


     11.  OTHER OFFICERS   Each other officer, including a General Manager and a

Controller,  if any, that may be elected by the Board of Directors shall perform such duties and have such powers as may be  designated  from time to time by the

Board of Directors.


     12.  OTHER POWERS AND DUTIES  Each officer shall, subject to these By-laws,

and in  addition  to the  duties  and  powers  specifically  set  forth in these

By-laws,  have such duties and powers as are customarily incident to his office.

The exercise of any power which by law, by the Articles of  Organization,  or by these By-laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency, shall bind the corporation in favor of  anyone  relying  thereon  in good  faith,  whether  or not such  absence  or contingency existed.


                                   ARTICLE IV
                                   ----------

                                  Capital Stock
                                  -------------

     1.   CERTIFICATES OF STOCK          Each stockholder shall be entitled to a

certificate of the capital stock of the  corporation  stating the number and the class and the  designation of the series,  if any, of the shares held by him, in such form as may be prescribed from time to time by the Board of Directors. Such certificate  shall be signed by the  President  or a Vice  President  and by the

Treasurer or an Assistant  Treasurer.  Such  signatures  may be facsimile if the certificate is signed by a Transfer  Agent or Registrar,  other than a director,

officer,  or employee of the corporation.  In case any officer who has signed or whose  facsimile  signature has been placed on any such  certificate  shall have ceased to be such officer before such certificate is issued, it may be issued by the  corporation  with the same effect as if he were such officer at the time of its  issue.  Every  certificate  for shares of stock,  which are  subject to any restriction on transfer pursuant to the Articles of Organization, these By-laws,

or any agreement to which the corporation is a party, shall have the restriction noted  conspicuously  on the certificate and shall also set forth on its face or back either the Bull text of the  restriction or a statement of the existence of such  restriction  and a statement that the  corporation  will furnish a copy of such  restriction  to the holder of such  certificate  upon written  request and without charge.  Every certificate  issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be  issued  or a  statement  of  the  existence  of  such  preferences,  powers,

qualifications,  and rights, and a statement that the corporation will furnish a copy thereof to the holder of such  certificate upon written request and without charge.


     2.   TRANSFERS  Subject to the restrictions, if any, stated or noted on the stock  certificates,  shares  of stock  may be  transferred  on the books of the corporation  by the  surrender  to the  corporation  or its  Transfer  Agent  of certificate  therefor properly  endorsed or accompanied by a written  assignment and power of attorney properly executed, with necessary transfer stamps affixed,

and with such proof of the  authenticity  of signature as the corporation or its transfer Agent may reasonably require.



     3.   RECORD HOLDER       Except as may be otherwise required by law, by the

Articles of Organization, or by these By-laws, the corporation shall be entitled to treat the  record  holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto,  regardless of any transfer,  pledge, or other disposition of such  stock,  until  the  shares  have been  transferred  on the books of the corporation in accordance with the  requirements  of these By-laws.  It shall be the duty of each stockholder to notify the corporation of his latest post office address.


     4.   RECORD DATE  The Board of  Directors  may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders,  or the date for the payment of any  dividend or the making of any  distribution  to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting,  and any adjournment  thereof, or the right to receive such dividend or distribution,

or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right,  notwithstanding  any transfer of stock on the books of the corporation  after the record date.  Without fixing such record  date,  the Board of Directors  may for all or any of such  purposes close the transfer books for all or any part of such period.


     5.   REPLACEMENT OF CERTIFICATES In case of the alleged loss or destruction or the  mutilation of a certificate  of stock,  a duplicate  certificate  may be issued  in place  thereof,  upon  such  terms  as the  Board  of  Directors  may prescribe.



     6.   ISSUE OF STOCK  Unless otherwise voted by the stockholders,  the whole or any part of any  unissued  balance  of the  authorized  capital  stock of the corporation,  or the whole or any part of any capital  stock of the  corporation held in its  treasury,  may be  issued  or  disposed  of by vote of the Board of

Directors to such persons, in such manner, for such consideration (whether cash,

property, good will, services, or expenses, or as a stock dividend), and on such terms as the Board of Directors may determine  from time to time,  without first offering the same for subscription to stockholders of the corporation.


                                   ARTICLE V
                                  ----------

                    Indemnification of Directors and Officers
                    -----------------------------------------

     The  corporation  shall  indemnify each person now or hereafter  elected or appointed a director or officer of the  corporation  (including  each person who serves at its  request as a director  or  officer of any other  organization  in which the corporation has any interest, as a stockholder, creditor, or otherwise) against all expense reasonably incurred or paid by him in connection with the defense or disposition of any actual or threatened claim, action, suit,

or proceeding (civil,  criminal, or other, including appeals) in which he may be involved  as a party or  otherwise  by reason of his  having  served in any such capacity,  or by reason of any action or omission or alleged  action or omission

(including those ante-dating the adoption of these By-laws) by him while serving in any  such  capacity;  except  for  expense  incurred  or paid by him (i) with respect  to any  matter  as to which  he  shall  have  been  adjudicated  in any proceeding not to have acted in the reasonable belief that his action was in the best  interests  of the  corporation,  or (ii) with  respect to any matter as to which he shall  agree or be ordered by any court of  competent  jurisdiction  to make  payment  to the  corporation,  or (iii)  which  the  corporation  shall be prohibited  by law or by  order  of any  court of  competent  jurisdiction  from indemnifying him. Such indemnification  shall include payment by the corporation of expenses  incurred in defending a civil or criminal  action or  proceeding in advance of the final  disposition of such action or proceeding,  upon receipt of an  undertaking  by the person  indemnified  to repay  such  payment if he shall eventually  be  adjudicated  to be not entitled to  indemnification  under these

By-laws.


     No matter disposed of by settlement,  compromise, or the entry of a consent decree,  nor a  judgment  of  conviction  or the entry of any plea in a criminal proceeding, shall of itself be deemed an adjudication of not having acted in the reasonable  belief that the action taken or omitted was in the best interests of

the  corporation.   The  term  "expense"  shall  include,   without  limitation,

settlements,  attorneys' fees, costs,  judgments,  fines,  penalties,  and other

liabilities.   The  right  of  indemnification  herein  provided  for  shall  be severable,  shall be in  addition  to any other  right which any such person may have or obtain,  shall  continue as to any such person who has ceased to be such director or officer  and shall  inure to the  benefit of the heirs and  personal representatives of any such person.


                                   ARTICLE VI
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

     1.   FISCAL YEAR    Except as from time to time otherwise determined by the

Board of Directors,  the fiscal year of the corporation  shall begin on July 1st and end on June 30th of each year.


     2.   SEAL   The seal of the corporation shall, subject to alteration by the

Board of Directors,  bear its name,  the word  "Massachusetts",  and year of its incorporation.


     3.   EXECUTION OF  INSTRUMENTS  All deeds,  leases,  transfers,  contracts,

bonds,  notes, and other obligations  authorized to be executed by an officer of the  corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular  cases otherwise determine.


     4.   VOTING OF SECURITIES    Except as the Board of Directors may otherwise

designate,  the  President or Treasurer may waive notice of and act on behalf of the corporation, or appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without  discretionary  power and/or power of substitution)  at any meeting of  stockholders  or  shareholders  or  beneficial owners of any other corporation or organization,  any of the securities of which may be held by this corporation.

     5.   CORPORATE RECORDS The original, or attested copies, of the Articles of

Organization,  By-laws,  and records of all  meetings of the  incorporators  and stockholders and the stock and transfer  records,  which shall contain the names of all stockholders and the record address and the amount of stock held by each,

shall be kept in  Massachusetts at the principal office of the corporation or at an office of its  Transfer  Agent,  Clerk,  or Resident  Agent.  Said copies and records need not all be kept in the same office.  They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of  stockholders  or other  information  for the purpose of selling said list or  information  or copies  thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder,  relative to the affairs of the corporation.



     6.   POWER TO CONTRACT WITH THE CORPORATION In the absence of fraud, (a) no contract or other  transaction  between this  corporation and one or more of its stockholders,  directors, or officers, or between this corporation and any other corporation  or other  organization  in which one or more of this  corporation's stockholders,  directors, or officers are stockholders,  directors, or officers,

or are otherwise  interested,  and (b) no other  contract or transaction by this corporation in which one or more of its stockholders,  directors, or officers is otherwise  interested,  shall be in any way affected or invalidated  even though the vote or action of the  stockholders,  directors,  or  officers  having  such interests (even if adverse) may have been necessary to obligate this corporation upon such contract or transaction;  provided the nature of such interest (though not necessarily the extent or details  thereof) shall be disclosed or shall have been  known to at least a  majority  of the  directors  then in  office;  and no stockholder, director, or officer having such interest (even if adverse) shall be liable to this corporation, or to any stockholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or  transaction,  nor  shall  any such  stockholder,  director,  or  officer  be accountable for gains or profits realized  thereon,  or disqualified from owning or  continuing  to own stock of this  corporation,  or serving or  continuing to serve as a director or officer thereof. Any stockholder, director, or officer in any way  interested  in any contract or  transaction  described in the foregoing sentence  shall be deemed  to have  satisfied  any  requirement  for  disclosure thereof to the  directors  if he gives to at least a majority  of the  directors then in office a general notice that he is or may be so interested.



     7.   EVIDENCE OF AUTHORITY A certificate by the Clerk, the Secretary, or an

Assistant  Clerk  or  Secretary  as to any  action  taken  by the  stockholders,

directors,  or any officer or representative of the corporation shall, as to all who rely thereon in good faith, be conclusive evidence of such action.



     8.   RATIFICATION  Any  action  taken on  behalf  of the  corporation  by a director or any officer or  representative  of the  corporation  which  requires authorization  by the  stockholders or by the Board of Directors shall be deemed to have been duly authorized if subsequently  ratified by the  stockholders,  if action by them was necessary for authorization, or by the Board of Directors, if action by it was necessary for authorization.



     9. ARTICLES OF ORGANIZATION All references in these By-laws to the Articles of Organization  shall be deemed to refer to the Articles of Organization of the corporation, as amended, and in effect from time to time.

                                   ARTICLE VII
                                   -----------

                                   Amendments
                                   ----------


     The power to make,  amend,  or repeal these  By-laws,  in whole or in part,

shall be in both the stockholders and the Board of Directors.  Such power may be exercised by the  stockholders  at any meeting of the  stockholders by vote of a majority of the stock  represented at such meeting and entitled to vote thereat,

provided that the notice for such meeting  indicated a change in the By-laws was to be  considered  (but it shall not be necessary  that such notice  contain the subject matter of the proposed by-law change,  unless the same shall be required by law, by the Articles of Organization, or by these By-laws). Such power may be exercised by the Board of Directors by vote of a majority of the directors  then in office, provided that:


     (a)  The Board of Directors may not make any new by-law or amend or repeal any provision of these By-laws which by law, by the Articles of Organization, or by these By-laws requires action by the stockholders;



     (b)  The Board of Directors may not make any new by-law or amend or repeal any provision of these By-laws which alters the procedure for making,  amending,

or repealing these By-laws;



     (c)  Any new by-law or any amendment or repeal of any provision of these

By-laws made or adopted by the Board of Directors  may be amended or repealed by the stockholders;



     (d)  Not  later  than  the  time  of  giving   notice  of  the  meeting  of

stockholders  next  following  the making of any new by-law or the  amending  or repealing of any provision of these By-laws by the Board of Directors, notice thereof stating the substance of such new by-law or of such amendment or repeal shall be given to all  stockholders  entitled at the time of such notice to vote on amending these By-laws.


     In no event shall any change be made by the stockholders or by the Board of

Directors  in the date  fixed in these  By-laws  for the  annual  meeting of the stockholders  within  sixty (60) days before the date  stated in these  By-laws;

and, if any change in such annual  meeting  date be made without such sixty (60)

day period,  notice of such change of date shall be given to all stockholders at least twenty (20) days before the new date fixed for such meeting.